                                                                EXHIBIT 10.1

================================================================================






                             VERIO INC., as Issuer
                                      and
                  FIRST TRUST NATIONAL ASSOCIATION, as Trustee

                     -----------------------------------

                                   INDENTURE

                           Dated as of June 24, 1997

                     -----------------------------------

                                  $150,000,000

                    13 1/2% Senior Notes due 2004, Series A

                    13 1/2% Senior Notes due 2004, Series B





================================================================================

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of June 24, 1997

  Trust Indenture                                                                Indenture
    Act Section                                                                   Section
------------------                                                              ------------
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05, 6.09
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05, 6.09
           (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05
           (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05, 6.08, 6.10
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.07
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.07
           (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3.05, 7.01
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.02
           (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.02
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.03
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.03
           (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.03
           (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.03
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.04, 10.09
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable
           (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .          1.04, 4.04, 12.01(c)
           (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          1.04, 4.04, 12.01(c)
           (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .          13.03, 13.04
           (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable
           (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1.04
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01(a)
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.02
           (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01(b)
           (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01(c)
           (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5.14
Section 316(a) (last sentence)  . . . . . . . . . . . . . . . . . . . .          3.14
           (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . .          5.12
           (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . .          5.13
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5.08
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .          5.03
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          5.04
           (b) .  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10.03
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1.08

                               TABLE OF CONTENTS

                                                                                                                     Page
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
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                       ARTICLE ONE

                                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.     Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.02.     Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 1.03.     Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 1.04.     Form of Documents Delivered to Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 1.05.     Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 1.06.     Notices, etc., to the Trustee and the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 1.07.     Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 1.08.     Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 1.09.     Effect of Headings and Table of Contents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.10.     Successors and Assigns.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.11.     Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.12.     Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.13.     GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.14.     No Recourse Against Others.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1.15.     Independence of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 1.16.     Exhibits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 1.17.     Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 1.18.     Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                       ARTICLE TWO

                                                        NOTE FORMS

Section 2.01.     Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
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
                                                      ARTICLE THREE

                                                        THE NOTES

Section 3.01.     Title and Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.02.     Registrar and Paying Agent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.03.     Execution and Authentication.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.04.     Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 3.05.     Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 3.06.     Mutilated, Destroyed, Lost and Stolen Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 3.07.     Payment of Interest; Interest Rights Preserved.   . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 3.08.     Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 3.09.     Cancellation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 3.10.     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 3.11.     Legal Holidays.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 3.12.     CUSIP and CINS Numbers.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 3.13.     Paying Agent To Hold Money in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 3.14.     Treasury Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 3.15.     Deposits of Monies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 3.16.     Book-Entry Provisions for Global Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 3.17.     Special Transfer Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                       ARTICLE FOUR

                                            DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.     Company's Option To Effect Defeasance or Covenant Defeasance.   . . . . . . . . . . . . . . . . . .  53
Section 4.02.     Defeasance and Discharge.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.03.     Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.04.     Conditions to Defeasance or Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.05.     Deposited Money and U.S.Government Obligations To Be Held in Trust; Other
                              Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 4.06.     Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                       ARTICLE FIVE

                                                         REMEDIES

Section 5.01.     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
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
Section 5.02.     Acceleration of Maturity Rescission and Annulment.  . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 5.03.     Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . . . . . . . . . . . . . . .  61
Section 5.04.     Trustee May File Proofs of Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 5.05.     Trustee May Enforce Claims Without Possession of Notes.   . . . . . . . . . . . . . . . . . . . . .  63
Section 5.06.     Application of Money Collected.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 5.07.     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 5.08.     Unconditional Right of Holders To Receive Principal, Premium and Interest.  . . . . . . . . . . . .  65
Section 5.09.     Restoration of Rights and Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 5.10.     Rights and Remedies Cumulative.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 5.11.     Delay or Omission Not Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 5.12.     Control by Majority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 5.13.     Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 5.14.     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 5.15.     Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 5.16.     Unconditional Right of Holders To Receive Payment.  . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                       ARTICLE SIX

                                                       THE TRUSTEE

Section 6.01.     Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 6.02.     Notice of Defaults.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 6.03.     Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 6.04.     Trustee Not Responsible for Recitals, Dispositions of Notes or Application of
                              Proceeds Thereof. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 6.05.     Trustee and Agents May Hold Notes; Collections; Etc.  . . . . . . . . . . . . . . . . . . . . . . .  71
Section 6.06.     Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 6.07.     Compensation and Indemnification of Trustee and Its Prior Claim.  . . . . . . . . . . . . . . . . .  72
Section 6.08.     Conflicting Interests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 6.09.     Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 6.10.     Resignation and Removal; Appointment of Successor Trustee.  . . . . . . . . . . . . . . . . . . . .  73
Section 6.11.     Acceptance of Appointment by Successor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
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
                                                                                                                     Page
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
Section 6.12.     Merger, Conversion, Amalgamation, Consolidation or Succession to Business.  . . . . . . . . . . . .  76

                                                      ARTICLE SEVEN

                                    HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.     Preservation of Information; Company To Furnish Trustee Names and Addresses of
                              Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 7.02.     Communications of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 7.03.     Reports by Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 7.04.     Reports by Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                      ARTICLE EIGHT

                                       CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01.     Company May Consolidate, etc., Only on Certain Terms.   . . . . . . . . . . . . . . . . . . . . . .  79
Section 8.02.     Successor Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                                                       ARTICLE NINE

                                           SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.     Supplemental Indentures, Agreements and Waivers Without Consent of Holders.   . . . . . . . . . . .  81
Section 9.02.     Supplemental Indentures, Agreements and Waivers with Consent of Holders.  . . . . . . . . . . . . .  82
Section 9.03.     Execution of Supplemental Indentures, Agreements and Waivers.   . . . . . . . . . . . . . . . . . .  83
Section 9.04.     Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 9.05.     Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 9.06.     Reference in Notes to Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 9.07.     Record Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 9.08.     Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
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                                                       ARTICLE TEN

                                                        COVENANTS

Section 10.01.    Payment of Principal, Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 10.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 10.03.    Money for Note Payments To Be Held in Trust. .  . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Section 10.04.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Section 10.05.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Section 10.06.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Section 10.07.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 10.08.    Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 10.09.    Provision of Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 10.10.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 10.11.    Limitation on Additional Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 10.12.    Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 10.13.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 10.14.    Limitation on Transactions with  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Section 10.15.    Disposition of Proceeds of Asset Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Section 10.16.    Limitation on Liens Securing Certain Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 10.17.    Limitation on Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 10.18.    Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries. . . . . . . . . . . . 103
Section 10.19.    Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries . . . . . . . . . . 104
Section 10.20.    Limitation on Dividends and Other Payment Restrictions Affecting Restricted
                              Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
Section 10.21.    Limitation on Designations of Unrestricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 105
Section 10.22.    Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 10.23.    Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.24.    Limitations on Status as Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 10.25.    Ratings of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 10.26.    Escrow Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
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                                                      ARTICLE ELEVEN

                                                SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 11.02.    Application of Trust Money.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

                                                      ARTICLE TWELVE

                                                        REDEMPTION

Section 12.01.    Notices to the Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
Section 12.02.    Selection of Notes To Be Redeemed.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
Section 12.03.    Notice of Redemption.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Section 12.04.    Effect of Notice of Redemption.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Section 12.05.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Section 12.06.    Notes Redeemed or Purchased in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

                                                     ARTICLE THIRTEEN

                                                 COLLATERAL AND SECURITY

Section 13.01.    Escrow Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
Section 13.02.    Recording and Opinions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
Section 13.03.    Release of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
Section 13.04.    Certificates of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
Section 13.05.    Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement.   . . . . . . . . . 117
Section 13.06.    Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.  . . . . . . . . . . . 118
Section 13.07.    Termination of Security Interest.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

 Exhibit A-1        -  Form of Series A Note
 Exhibit A-2        -  Form of Series B Note
 Exhibit B          -  Form of Legend for Book-Entry Securities
 Exhibit C          -  Form of Certificate To Be Delivered in Connection with
                       Transfers to Non-QIB Accredited Investors
 Exhibit D          -  Form of Certificate To Be Delivered in Connection with
                       Transfers Pursuant to Regulation S

           INDENTURE, dated as of June 24, 1997, between VERIO INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

           The Company has duly authorized the creation of an issue of (i) 13 1/2% Senior Notes due 2004, Series A, and (ii) 13 1/2% Senior Notes due 2004, Series B, to be issued in exchange for the 13 1/2% Senior Notes due 2004, Series A, pursuant to the Registration Rights Agreement (the "Notes"; such term to include the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, if any, treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

           All things necessary have been done to make the Notes, when executed by the Company, and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

                                  ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

           Section 1.01.    Definitions.

           "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such

Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

           "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

           "Annualized ISP Revenues" means, with respect to any ISP at any date of determination, the consolidated net revenues of such ISP and its Subsidiaries for the most recent quarter for which financial information concerning such ISP is available (and determined on a basis consistent with the Company's accounting principles) multiplied by four.

           "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

           "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidi-aries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under Article Eight, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) for purposes of
Section 10.15 hereof, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

           "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

           "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

           "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

           "Board" means the Board of Directors of the Company.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Brooks" means Brooks Fiber Properties, Inc. (and its successors by merger or consolidation) and its controlled Affiliates.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York or St. Paul, Minnesota are authorized or obligated by law, regulation or executive order to close.

           "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

           "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

           "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of Section 10.15 hereof only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances (with, for purposes of Section 10.15 hereof only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's;

(iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses (i) through (iv).

           "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Brooks, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is excercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for
(1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Brooks, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is excercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of Brooks) to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the SEC.

           "Collateral" shall have the meaning ascribed to such term in the Escrow Agreement.

           "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

           "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

           "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

           "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid by the Company and the Restricted Subsidiaries during such period; provided that Consolidated Interest Expense shall exclude the amortization of fees related to the issuance of the Notes and fees related to any Indebtedness under a Permitted Credit Facility.

           "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Company and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than Restricted Subsidiaries, except to the extent of any dividends or distributions actually received by the Company or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries for such period,
(iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clause
(viii) of Section 10.20 hereof, the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

           "Consolidated Net Worth" means, with respect to any person, the consolidated stockholders' or partners' equity of such person reflected on the most recent financial statements of such person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards by the SEC) of such person.

           "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period increased, to the extent deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period; (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (v) other non-cash charges decreasing Consolidated Net Income.

           "Consolidated Pro Forma Interest Coverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Pro Forma Operating Cash Flow to (ii) Consolidated Interest Expense for the four-quarter period immediately preceding the date of determination for which consolidated financial statements of the Company are available; provided that (1) if the Company or any of the Restricted Subsidiaries has incurred any Indebtedness (whether through an Asset Acquisition, Asset Sale or otherwise) since the beginning of such period and through the date of determination that remains outstanding or if the transaction or series of transactions giving rise to the need to calculate such ratio involves an incurrence of Indebtedness, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, except that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) the amount of interest expense associated therewith shall be the actual interest expense during the applicable four-quarter period, and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period and (2) if, since the beginning of such period, any Indebtedness of the Company or any of the Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (whether through an Asset Acquisition, Asset Sale or otherwise) (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period.

           "Consolidated Pro Forma Operating Cash Flow" means, at any date of determination, Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the Company are available. For purposes of calculating "Consolidated Operating Cash Flow" for any four fiscal quarter period for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction (the "Transaction Date") giving rise to the need to calculate "Consolidated Pro Forma Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarter period and
(ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

           "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

           "Contingent Warrant Agreement" means the Contingent Warrant Agreement dated as of June 24, 1997 between the Company and First Trust National Association, as warrant agent, in the form annexed to this Indenture.

           "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Department, except for purposes of Sections 3.02 and 10.02 hereof. For purposes of such sections, such office is located at 100 Wall Street, 20th Floor, New York, New York 10005.

           "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

           "Debt Securities" means any debt securities issued by the Company in a public offering or a private placement.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Depository" means The Depository Trust Company, its nominees and successors.

           "Designation" has the meaning set forth under Section 10.21 hereof.

           "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who
(i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

           "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 10.15 and Section 10.10 hereof described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 10.15 and Section 10.10 hereof described above.

           "Escrow Account" means an escrow account established under the Escrow Agreement for the deposit of a portion of the net proceeds from the sale of the Notes (the "Initial Escrow Amount"), and the proceeds from the investment thereof.

           "Escrow Agent" means First Trust National Association, as Escrow Agent pursuant to the Escrow Agreement until a successor escrow agent replaces it in accordance with the provisions of the Escrow Agreement and thereafter means such successor.

           "Escrow Agreement" means the Escrow and Security Agreement dated as of June 24, 1997 among the Company, the Trustee and the Escrow Agent.

           "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

           "Exchange Notes" means the 13 1/2% Senior Notes due 2004, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

           "Exchange Offer" shall have the meaning specified in the Registration Rights Agreement.

           "Existing ISP" means any ISP in which the Company or a Subsidiary of the Company has an Investment on the Issue Date.

           "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

           "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

           "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

           "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or other-wise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

           "Holder" or "Noteholder" means a person in whose name a Note is registered in the Note Register.

           "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or other-wise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property (except to the extent representing funds deposited in escrow to secure the deferred purchase price of an acquisition of, or an Investment in, an ISP) or (D) in respect of an Interest Rate Obligation or currency agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii),
(iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of Section 10.11 and
Section 10.13 hereof and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness. Indebtedness of any person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such a person becomes a Restricted Subsidiary.

           "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

           "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof), the Escrow Agent and the Holders of the Notes under this Indenture, the Escrow Agreement and the Notes, according to the terms thereof.

           "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

           "Initial Notes" means the 13 1/2% Senior Notes due 2004, Series A, of the Company.

           "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Freres & Co. LLC.

           "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

           "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(viii), (ix) and (x) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

           "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

           "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

           "Internet Service Business" means any business operating an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or collocation services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment products or services (including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date), and any business reasonably related to the foregoing. A good faith determination by a majority of the Board as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

           "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another person constitute an Investment by the Company in such other person.

           "ISP" means any person (a) engaged principally in an Internet Service Business, (b) of which the Company and Wholly Owned Restricted Subsidiaries own either (x) Qualifying Preferred Stock representing in aggregate from 20% to 50% of such person's outstanding Capital Stock (on an economic basis) or

(y) Common Stock or Qualifying Preferred Stock representing in aggregate in excess of 50% of such person's voting Capital Stock, (c) as to which the Company or a Wholly Owned Restricted Subsidiary has an option, either immediately exercisable or exercisable commencing after one year (subject to extension under limited circumstances consistent with past practice) of the Investment made by the Company or a Wholly Owned Restricted Subsidiary, to acquire all of such person's outstanding Capital Stock, (d) as to which the Company or a Wholly Owned Restricted Subsidiary is the beneficiary of a right of first refusal or other transfer restrictions generally limiting transfers of such person's Capital Stock by third parties, (e) as to which the Company or a Wholly Owned Restricted Subsidiary has the right to appoint and has appointed at least one member of such person's board of directors, in the case where such person would not be a Subsidiary of the Company, or a majority of such person's board of directors, in the case where such person would be a Subsidiary of the Company and (f) which has no outstanding Capital Stock or Indebtedness other than (i) Common Stock or options to acquire Common Stock, (ii) Qualifying Preferred Stock held by the Company or a Wholly Owned Restricted Subsidiary,
(iii) rights granted to other stockholders to acquire Capital Stock of such person from the Company or its affiliates in certain circumstances, (iv) preferred stock ranking junior in a liquidation to any Qualifying Preferred Stock referred to in clause (ii), and (v) Indebtedness of such person or preferred stock of such person ranking prior in a liquidation or deemed liquidation to the Qualifying Preferred Stock referred to in clause (ii) having an aggregate outstanding principal balance and liquidation preference, respectively, that (x) in the case of a person that is a Restricted Subsidiary, is permitted to be incurred under Section 10.11 hereof and (y) in the case of a person that is not a Restricted Subsidiary, does not at any time exceed 50% of Annualized ISP Revenues.

           "Issue Date" means the original date of issuance of the Notes.

           "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

           "Market Capitalization" of any person means, as of any day of determination, the average Closing Price of such person's Common Stock over the 20 consecutive trading days immediately preceding such day. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Company (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

           "Material Restricted Subsidiary" means any Restricted Subsidiary of the Company, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of the Company which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $7.5 million.

           "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

           "Moody's" means Moody's Investors Service.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of Section
10.15 hereof) or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

           "New ISP" means any ISP in which the Company or a Subsidiary of the Company makes its first Investment after the Issue Date.

           "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

           "Notes" shall have the meaning specified in the recitals of this Indenture.

           "Offering Memorandum" means the Offering Memorandum dated June 17, 1997 pursuant to which the Notes were offered, and any supplement thereto.

           "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

           "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

           "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

           "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

           "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Notes and (y) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

           "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

           (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

           (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

           (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

           "Permitted Affiliate Agreement" means each of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Shareholders Agreement, each as in effect on the Issue Date.

           "Permitted Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

           "Permitted Equipment Financing" means any credit facility or other financing arrangement (including in the form of Capitalized Lease Obligations and guarantees of Indebtedness of ISPs) entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) used, or to be used, in an Internet Service Business.

           "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

      (a) Indebtedness under the Notes and this Indenture;

      (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

      (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company, not secured by any Lien, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a person (other than the Company or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary, which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

      (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under
Section 10.11 hereof), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

      (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business;

      (f) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (g),
(h) or (i) of this definition or the proviso of Section 10.11 hereof; provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary and (2) any such Refinancing shall only be permitted under this clause (f) to the extent that
(x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

      (g) Indebtedness of the Company such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any Refinancings thereof otherwise incurred in compliance with this Indenture would not exceed 200% of Total Incremental Equity;

      (h) Indebtedness of the Company and/or any Restricted Subsidiary incurred under any Permitted Credit Facility and/or Indebtedness of the Company represented by Debt Securities of the Company, and any Refinancings of the foregoing otherwise incurred in compliance with this Indenture, in an aggregate principal amount not to exceed $70.0 million at any time outstanding;

      (i) Indebtedness of the Company and/or any Restricted Subsidiary incurred under any Permitted Equipment Financing or as a result of any Rollup of any ISP, and any Refinancings thereof otherwise incurred in compliance with this Indenture, provided the aggregate principal amount of all such Indebtedness does not exceed $30.0 million at any time outstanding;

      (j) Indebtedness of the Company representing the deferred purchase price (whether or not subject to a contingency) of an acquisition of, or an Investment in, a New ISP in an aggregate principal amount not to exceed $15.0 million at any time outstanding; and

      (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $20.0 million at any time outstanding.

           "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations incurred in compliance with Section 10.11 hereof; and
(d) the extension by the Company and the Restricted Subsidiaries of (i) trade credit to Subsidiaries of the Company and ISPs, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (ii) guarantees of commitments for the purchase of goods or services by any ISP incurred in the ordinary course of business so long as such guarantees to the extent constituting Indebtedness are permitted to be incurred under Section 10.11 hereof.

           "Permitted Liens" means (a) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens securing any Permitted Credit Facility or Permitted Equipment Financing; (h) Liens to secure Indebtedness incurred in compliance with clause (j) of the definition of "Permitted Indebtedness" to the extent relating to the asset subject of the particular Asset Acquisition or Investment; (i) Liens to secure any Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a) or (c), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased; (j) Liens to secure the Notes; and (k) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by the Company or any Restricted Subsidiary.

           "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

           "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

           "Private Exchange Notes" shall have the meaning specified in the Registration Rights Agreement.

           "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Notes in the form set forth on Exhibit A-1.

           "Public Capital Stock" means any class of Capital Stock which is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

           "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

           "Qualifying Preferred Stock" means preferred stock of an ISP (i) having a liquidation and dividend preference at least equal to the amount of the Investment made by the Company or a Restricted Subsidiary in such ISP, (ii) that, in the case of ISPs not constituting Restricted Subsidiaries, is redeemable at the option of the holder on a basis consistent with past practice, and (iii) that is convertible into shares of Common Stock of such ISP at the option of the holder.

           "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

           "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

           "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

           "Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

           "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 24, 1997 by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

           "Regular Record Date" means the Regular Record Date specified in the Notes.

           "Regulation S" means Regulation S under the Securities Act.

           "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

           "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

           "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

           "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than such Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); (iv) the making of any payment (whether of dividends or in respect of liquidation preference) in respect of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock; or (v) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Re-stricted Subsidiary in (a) a Wholly Owned Restricted Subsidiary engaged principally in an Internet Service Business; (b) a New ISP that is a Restricted Subsidiary; (c) a person (other than an existing ISP) engaged principally in an Internet Service Bureau that becomes a Wholly Owned Restricted Subsidiary as a result of such Investment; (d) a New ISP that becomes a Restricted Subsidiary as a result of such Investment; or (e) a Restricted Subsidiary (other than an Existing ISP) or a person (other than an Existing ISP) that becomes a Restricted Subsidiary as a result of such Investment, provided that, in either case, such Restricted Subsidiary would, but for failing to meet the requirements of clauses (c) and (d) of the definition of "ISP," be a New ISP).

           "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 10.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

           "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facilities.

           "Revocation" has the meaning set forth under Section 10.21 hereof.

           "Rollup" means (i) an Investment in an Existing ISP or transaction or series of related transactions as a result of which such Existing ISP becomes a Wholly Owned Restricted Subsidiary or (ii) an Investment in a New ISP or transaction or series of related transactions as a result of which such New ISP becomes a Restricted Subsidiary or (iii) a merger or consolidation of any ISP with the Company.

           "Rule 144A" means Rule 144A under the Securities Act.

           "S&P" means Standard & Poor's Corporation.

           "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

           "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

           "Strategic Equity Investor" means any person engaged principally in one or more communications businesses with a Market Capitalization or Consolidated Net Worth of at least $1.0 billion.

           "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor.

           "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.

           "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

           "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (i) the aggregate cash proceeds received prior to June 24, 2000 by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Capital Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Company, plus (ii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Company issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an ISP (other than the acquisition of Capital Stock of an Existing ISP), plus
(iii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Company issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary, plus (iv) the aggregate cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is made after the Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (vi) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, minus (v) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date (other than (1) a Restricted Payment constituting an Investment in an ISP (other than the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary) and (2) a Restricted Payment made pursuant to clauses
(iii), (viii) or (ix) (solely, in the case of clause (ix), to the extent the Investment is made in a Restricted Subsidiary) of the third paragraph of
Section 10.13 hereof).

           "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

           "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

           "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

           "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

           "U.S. Government Securities" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

           "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

           "Warrant" means the contingent warrants if and when issuable pursuant to the Contingent Warrant Agreement.

           "Warrant Agreement" means the Contingent Warrant Agreement dated as of June 24, 1997 between the Company and First Trust National Association as Warrant Agreement.

           "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 99% or more of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary; provided NorthWestNet shall be deemed a Wholly Owned Restricted Subsidiary notwithstanding its existing stock option plan and any stock options issued thereunder. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

           Section 1.02.    Other Definitions.

                                                                Defined in
           Term                                                   Section
           ----                                                  ----------
           "Act"                                                    1.05
           "Affiliate Transaction"                                 10.14
           "Agent Member"                                           3.16
           "Asset Sale Offer"                                      10.15
           "Asset Sale Offer Purchase Date"                        10.15
           "assumed liabilities"                                   10.15
           "Change of Control Date"                                10.10

           "Change of Control Offer"                               10.11
           "Change of Control Payment Date"                        10.11
           "covenant defeasance"                                    4.03
           "Defaulted Interest"                                     3.07
           "defeasance"                                             4.02
           "Defeased Notes"                                         4.01
           "Designation"                                           10.21
           "Designation Amount"                                    10.21
           "Event of Default"                                       5.01
           "Excess Proceeds"                                       10.15
           "incur"                                                 10.11
           "insolvent person"                                       4.04
           "Note Register"                                          3.05
           "Offer Excess Proceeds"                                 10.15
           "Paying Agent" or "Agent"                                3.02
           "Physical Notes"                                         3.03
           "Registrar"                                              3.02
           "Replacement Assets"                                    10.15
           "Restricted Period"                                      3.17
           "Revocation"                                            10.21
           "surviving entity"                                       8.01


           Section 1.03.    Rules of Construction.

           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

           (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

           (d) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

           (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

           (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

           Section 1.04.    Form of Documents Delivered to Trustee.

           In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

           Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

           Section 1.05.    Acts of Holders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

           (c)  The ownership of Notes shall be proved by the Note Register.

           (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

           Section 1.06.    Notices, etc., to the Trustee and
                            the Company.

           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

           (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at the Corporate Trust Office, Attention: Corporate Trust Department or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

           (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Verio Inc., 9250 East Costilla Avenue, Suite 400, Englewood,

Colorado 80112, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

           Section 1.07.    Notice to Holders; Waiver.

           Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

           Section 1.08.    Conflict with Trust Indenture Act.

           If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

           If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

           Section 1.09.    Effect of Headings and Table of Contents.

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           Section 1.10.    Successors and Assigns.

           All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

           Section 1.11.    Separability Clause.

           In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


           Section 1.12.    Benefits of Indenture.

           Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

           Section 1.13.    GOVERNING LAW.

           THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

           Section 1.14.    No Recourse Against Others.

           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

           Section 1.15.    Independence of Covenants.

           All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

           Section 1.16.    Exhibits.

           All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

           Section 1.17.    Counterparts.

           This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

           Section 1.18.    Duplicate Originals.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                  ARTICLE TWO

                                   NOTE FORMS

           Section 2.01.    Form and Dating.

           The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

           The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

           Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                 ARTICLE THREE

                                   THE NOTES

           Section 3.01.    Title and Terms.

           The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $150,000,000 in aggregate principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10 or 10.15 hereof.

           The final Stated Maturity of the Notes shall be June 15, 2004, and the Notes shall bear interest at the rate of 13 1/2% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually thereafter on June 15 and December 15, in each year, commencing on December 15, 1997, to the Holders of record at the close of business on the June 1 and December 1, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

           At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

           Section 3.02.    Registrar and Paying Agent.

           The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.10 and 10.15 hereof.

           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

           The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

           Section 3.03.    Execution and Authentication.

           The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

           The terms and provisions contained in the Notes annexed hereto as Exhibits A-1 and A-2 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

           Notes (i) offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and
(ii) issued in exchange for interests in a Global Note pursuant to Section 3.17 hereof may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Notes").

           All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

           Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

           If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

           The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $150,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to this Section 3.03) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 3.06 hereof.

           Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

           The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

           Section 3.04.    Temporary Notes.

           Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

           If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

           Section 3.05.    Transfer and Exchange.

           The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

           When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10, 10.15 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

           All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

           Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

           Section 3.06.    Mutilated, Destroyed, Lost and Stolen Notes.

           If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

           Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

           The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

           Section 3.07.    Payment of Interest; Interest Rights Preserved.

           Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection
(a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted In-terest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

           (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

           Section 3.08.    Persons Deemed Owners.

           Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

           Section 3.09.    Cancellation.

           All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trus-tee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09 hereof, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

           Section 3.10.    Computation of Interest.

           Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

           Section 3.11.    Legal Holidays.

           In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

           Section 3.12.    CUSIP and CINS Numbers.

           The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

           Section 3.13.    Paying Agent To Hold Money in Trust.

           Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

           Section 3.14.    Treasury Notes.

           In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

           Section 3.15.    Deposits of Monies.

           Prior to 12:00 p.m. noon New York City time on each Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be.

           Section 3.16.    Book-Entry Provisions for Global Notes.

           (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

           Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

           (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.17 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

           (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

           (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of like tenor of authorized denominations.

           (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph (b), (c) or
(d) of this Section 3.16 shall, except as otherwise provided by Section 3.17 hereof, bear the Private Placement Legend.

           (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

           Section 3.17.    Special Transfer Provisions.

           (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor which is not a QIB:

           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby;

           (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and the Company shall execute and upon a Company Order, the Trustee shall authenticate Physical Notes in a principal amount equal to the principal amount of the Global Note to be transferred.

           (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

           (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

           (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

           (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

           (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

           (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

           (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which in-terests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

           (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

           (e) Other Transfers. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.17(a), (b) and (c) hereof, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. person or Institutional Accredited Investor.

           (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 hereof or this Section
3.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                  ARTICLE FOUR

                       DEFEASANCE OR COVENANT DEFEASANCE

           Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

           The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 hereof be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

           Section 4.02.    Defeasance and Discharge.

           Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from their obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07 hereof, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section

4.02 notwithstanding the prior exercise of its option under Section 4.03 hereof with respect to the Notes.

           Section 4.03.    Covenant Defeasance.

           Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.22 hereof and the provisions of Articles Eight shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii) or (iv) hereof, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

           Section 4.04.    Conditions to Defeasance or Covenant Defeasance.

           The following shall be the conditions to application of either
Section 4.02 or Section 4.03 hereof to the Defeased Notes:

           (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

           (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(viii) hereof is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety- first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of
      Section 6.08 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company;

           (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

           (6) In the case of an election under Section 4.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (7) In the case of an election under Section 4.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

           (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

           (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 hereof was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

           (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

           Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

           Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

           Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

           Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

           Section 4.06.    Reinstatement.

           If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 4.02 or 4.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

           Section 5.01.    Events of Default.

           "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30-days or more (provided such 30 day grace period shall be inapplicable for the first four interest payments due on the Notes); or

           (ii) default in the payment of the principal of, or premium, if any, on the Notes when due; or

           (iii) default in the performance, or breach, of any covenant described under Section 10.10, Section 10.15 or Article Eight; or

           (iv) default in the performance, or breach, of any term, covenant or agreement in the Notes, this Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

           (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Company or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

           (vi) any holder of at least $7.5 million in aggregate principal amount of Indebtedness of the Company or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon or dispose of assets of the Company or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $7.5 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Company or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

           (vii) one or more judgments, orders or decrees for the payment of money of $7.5 million or more, either individually or in the aggregate, shall be entered into against the Company or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

           (viii) the Company or any Material Restricted Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law; or

                 (A)   commences a voluntary case or proceeding;

                 (B) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                 (D) makes a general assignment for the benefit of its creditors;

                 (E) files an answer or consent seeking reorganization or relief;

                 (F) shall admit in writing its inability to pay its debts generally; or

                 (G)   consents to the filing of a petition in bankruptcy.

           (ix) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Material Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

           (x) a Custodian shall be appointed out of court with respect to the Company or any Material Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Material Restricted Subsidiary;

           (xi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable; or

           (xii) the Company shall have failed on the Issue Date to enter into the Escrow Agreement or pursuant thereto fail to place the Initial Escrow Amount (as defined in the Escrow Agreement) in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes and the Trustee.

           Section 5.02.    Acceleration of Maturity Rescission and Annulment.

           If an Event of Default (other than an Event of Default specified in clause (viii), (ix) or (x) of Section 5.01 hereof with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding Notes shall, declare the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii), (ix) or (x) above with respect to the Company occurs and is continuing, then the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

           After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, premium (if any) on, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

           Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

           The Company covenants that if an Event of Default specified in
Section 5.01(i) or 5.01(ii) shall have occurred and be continuing (provided, however, that an Event of Default specified in Section 5.01(i) need only have occurred with respect to the first five Interest Payment Dates for the provisions of this Section 5.03 to apply), the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

           If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or fi-nal decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

           If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

           Section 5.04.    Trustee May File Proofs of Claims.

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           Section 5.05.    Trustee May Enforce Claims Without Possession of
                            Notes.

           All rights of action and claims under this Indenture, the Escrow Agreement or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

           Section 5.06.    Application of Money Collected.

           Any money collected by the Trustee pursuant to this Article, including such amounts held pursuant to the Escrow Agreement, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           First:  to the Trustee for amounts due under Section 6.07;

           Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

           Third: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

           Fourth:  the balance, if any, to the Company.

           The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06.

           Section 5.07.    Limitation on Suits.

           No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

           (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

           (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

           (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any

Note Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Note Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

           Section 5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest.

           Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

           Section 5.09.    Restoration of Rights and Remedies.

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

           Section 5.10.    Rights and Remedies Cumulative.

           Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           Section 5.11.    Delay or Omission Not Waiver.

           No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

           Section 5.12.    Control by Majority.

           The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

           (a) such direction shall not be in conflict with any rule of law or with this Indenture or the Escrow Agreement or any Note or expose the Trustee to personal liability; and

           (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

           Section 5.13.    Waiver of Past Defaults.

           The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

           (a) in the payment of the principal of, premium, if any, or interest on any Note or

           (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

           Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

           Section 5.14.    Undertaking for Costs.

           All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

           Section 5.15.    Waiver of Stay, Extension or Usury Laws.

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

           Section 5.16.    Unconditional Right of Holders To Receive Payment.

           Notwithstanding any other provision in this Indenture or the Escrow Agreement and any other provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Note, or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                  ARTICLE SIX

                                  THE TRUSTEE

           Section 6.01.    Certain Duties and Responsibilities.

           (a)  Except during the continuance of an Event of Default,

           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Escrow Agreement, and no implied covenants or obligations shall be read into this Indenture and the Escrow Agreement against the Trustee; and

           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Escrow Agreement; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture or the Escrow Agreement.

           (b) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture and the Escrow Agreement and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

           (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture or the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (d) Whether or not therein expressly so provided, every provision of this Indenture and the Escrow Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

           Section 6.02.    Notice of Defaults.

           Within 45 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

           Section 6.03.    Certain Rights of Trustee.

           Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

           (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution thereof;

           (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

           (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

           (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or the Escrow Agreement other than any liabilities arising out of its own negligence;

           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

           (h) Except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(i), 5.01(ii) and 10.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

           Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.

           The recitals contained herein, in the Notes and in the Escrow Agreement, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and the Escrow Agreement, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

           Section 6.05.    Trustee and Agents May Hold Notes; Collections;
                            Etc.

           The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section
6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

           Section 6.06.    Money Held in Trust.

           All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

           Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

           The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or in respect of the Escrow Agreement or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes.

           Section 6.08.    Conflicting Interests.

           The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

           Section 6.09.    Corporate Trustee Required; Eligibility.

           There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $[25,000,000], and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

           Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

           (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or (if an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 Business Days after the giving of such notice of resignation) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

           (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

           (d)  If at any time:

           (1)   the Trustee shall fail to comply with the provisions of
      Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

           (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

           (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

           Section 6.11.    Acceptance of Appointment by Successor.

           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to
Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

           No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

           Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such no-tice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

           Section 6.12. Merger, Conversion, Amalgamation, Consolidation or Succession to Business.

           Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

           In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

           Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

           (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

           (b) The Company will furnish or cause to be furnished to the Trustee

           (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

           (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

           Section 7.02.    Communications of Holders.

           Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

           Section 7.03.    Reports by Trustee.

           Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the SEC and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

           Section 7.04.    Reports by Company.

           The Company shall:

           (a) file with the SEC the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or Section 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act;

           (b) file with the Trustee within 15 days after it files or would be required to file the information specified in subsection (a) of this Section
7.04 reports and documents with the SEC copies of such information;

           (c) file with the Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

           (d) transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

           Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review information provided pur-suant to subsection (b) of this Section 7.04 for purposes of determining compliance with any provisions of this Indenture.

                                 ARTICLE EIGHT

                  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

           Section 8.01.    Company May Consolidate, etc., Only on Certain
                            Terms.

           The Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Company shall be the continuing person or, if the Company is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof;
(b) the surviving entity shall expressly assume all of the obligations of the Company under the Notes, the Escrow Agreement and this Indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of Section 10.11; provided that, in the case of any transaction or series of transactions comprised solely of one or more Rollups, this clause (c) shall be deemed satisfied if the Company or the surviving entity and the Restricted Subsidiaries would have been able to incur all of their outstanding Indebtedness as Permitted Indebtedness; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

           Section 8.02.    Successor Substituted.

           Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Escrow Agreement and the Notes with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture, the Escrow Agreement and the Notes.

           For all purposes of this Indenture and the Notes (including the provision of this Article Eight and Sections 10.11, Section 10.13 and Section 10.16), Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.21 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                      SUPPLEMENTAL INDENTURES AND WAIVERS

           Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of Holders.

           Without the consent of any Holders, the Company, and when authorized by a Board Resolution of the Board, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

           (a) to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company in the Notes;

           (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, herein, in the Notes;

           (c) to cure any ambiguity, to correct or supplement any provision herein, in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

           (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

           (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

           (f) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations; or

           (g) to make any other change that does not materially adversely affect the legal rights of any Holder;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder.

           Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of Holders.

           With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

           (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

           (ii) change the currency in which any Notes or amounts owing thereon is payable,

           (iii) reduce the percentage of the aggregate principal amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

           (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

           (v)   waive a default in payment with respect to the Notes,

           (vi) reduce the rate or change the time for payment of interest on the Notes,

           (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with this Indenture or waive any default in the performance thereof,

          (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes,

           (ix) release any Guarantee except in compliance with the terms of the Indenture, or

           (x) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

           Upon the written request of the Company accompanied by a copy of a Board Resolution of the Board authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

           It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

           Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

           In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver
(a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

           Section 9.04.    Effect of Supplemental Indentures.

           Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Notes, if ap-plicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

           Section 9.05.    Conformity with Trust Indenture Act.

           Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

           Section 9.06.    Reference in Notes to Supplemental Indentures.

           Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

           Section 9.07.    Record Date.

           The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           Section 9.08.    Revocation and Effect of Consents.

           Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any

Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                  ARTICLE TEN

                                   COVENANTS

           Section 10.01.   Payment of Principal, Premium and Interest.

           The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

           Section 10.02.   Maintenance of Office or Agency.

           The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

           The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in

The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

           Section 10.03.    Money for Note Payments To Be Held in Trust.

           If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

           If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

           If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

           (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

           (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

           (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

           (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

           Section 10.04.    Corporate Existence.

           Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

           Section 10.05.    Payment of Taxes and Other Claims.

           The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

           Section 10.06.    Maintenance of Properties.

           The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

           Section 10.07.    Insurance.

           The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

           Section 10.08.    Books and Records.

           The Company will keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP.

           Section 10.09.    Provision of Financial Statements.

           The Company will file with the SEC (so long as the SEC will accept any such filings) the Trustee and the Initial Purchasers the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

           Section 10.10.    Change of Control.

           Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of Notes not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. Failure to mail the notice of a Change of Control Offer on the date specified below or to have satisfied the foregoing condition precedent by the date that such notice is required to be mailed will constitute a covenant Default under Section 5.01(c).

           Notice of a Change of Control Offer shall be mailed by the Company not more than 20 Business Days after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

           (a)  that the Change of Control Offer is being made pursuant to this
Section 10.10 and that all Notes tendered into the Change of Control Offer will be accepted for payment;

           (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

           (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

           (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

           (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

           (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

           (h) the instructions that Holders must follow in order to tender their Notes; and

           (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

           On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be delivered by holders of

Notes seeking to accept the Change of Control Offer. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

           If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.10 by virtue thereof.

           Section 10.11.   Limitation on Additional Indebtedness.

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided, that (i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, immediately after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Consolidated Pro Forma Interest Coverage Ratio would be greater than or equal to 1.8 to 1.0 if such Indebtedness is incurred prior to June 30, 1999 or 2.5 to 1.0 if such Indebtedness is incurred on or after June 30, 1999.

           For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

           Section 10.12.    Statement by Officers as to Default.

           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Escrow Agreement, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and the Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture or a default under the Escrow Agreement has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $[ ]), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

           Section 10.13.    Limitation on Restricted Payments.

           The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

           (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

           (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of Section 10.11 hereof; and

           (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 1997 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Company for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including upon exercise of warrants, options or rights), plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary of the Company) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company, plus (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date (except for Investments made
      (1) pursuant to clause (vii) of the second following paragraph that are not subject to clause (e) or (f) of this paragraph below, and (2) pursuant to clauses (viii) or (ix) of the second following paragraph), an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus (e) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, plus (f) an amount equal to the amount of any Investment constituting a Restricted Payment made after the Issue

      Date in an ISP which has been included as a Restricted Payment under this clause (iii) pursuant to the last paragraph of this covenant to the extent such ISP thereafter (1) becomes a Wholly Owned Restricted Subsidiary or is merged with the Company or (2) is a New ISP that becomes a Restricted Subsidiary or is merged with the Company, less, in either such case, any amounts credited pursuant to the preceding clause (d) in respect of any such Investment, minus (g) 50% of the principal amount of any Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Indebtedness." For purposes of the preceding clauses (b)(y) and (c), as applicable, the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Company upon the conversion, exchange or exercise thereof.

           For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

           The provisions of this Section 10.13 shall not prohibit the following (each of which shall be given independent effect):

      (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the Indenture;

      (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph;

      (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company or (y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final stated maturity of the Notes; provided that any such net cash proceeds are excluded from clause
      (iii)(b) of the second preceding paragraph;

      (iv)(a) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Company or any Restricted Subsidiary in a New ISP or a person that becomes a New ISP as a result of such Investment and (b) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Company or any Restricted Subsidiary in an Existing ISP (x) made out of the net cash proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of the Company (provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph) or (y) such that the aggregate amount of all Investments in Existing ISPs that are made after the Issue Date pursuant to this subclause (b)(y) would not exceed $25.0 million in aggregate;

      (v)bonds, notes, debentures or other securities received as a result of Asset Sales pursuant to and in compliance with Section 10.15 hereof;

      (vi)so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with the Company or one of its Subsidiaries; provided that payments shall not exceed $2.0 million in any fiscal year in the aggregate or $4.0 million in the aggregate during the term of the Notes;

      (vii) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent reasonably promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Company or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Company (other than to a Restricted Subsidiary of the Company); provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph;

         (viii) loans or advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business, including to fund the purchase of Capital Stock of the Company (provided that any proceeds from such purchase are excluded from clause (iii)(b) of the second preceding paragraph to the extent such loan or advance is not reimbursed) in an amount not to exceed $2.0 million at any time outstanding;

         (ix) Investments constituting Restricted Payments in (1) joint ventures formed to provide services in furtherance of an Internet Service Business of the Company and the ISPs or (2) other persons engaged principally in an Internet Service Business in an aggregate amount not to exceed $30.0 million outstanding at any time, provided that no more than $15.0 million of Investments made pursuant to the preceding clause (1) shall be outstanding at any time; and

         (x) cash payments in lieu of fractional shares pursuant to any warrant, option or other similar agreement.

           In determining whether or not the net cash proceeds of a sale of Capital Stock is "substantially concurrent" for purposes of clause (iv)(b)(x) of the preceding paragraph, if such net cash proceeds are deposited in escrow with a third party, free and clear of any Lien (other than the Lien of the escrow agent), to be applied for purposes directed by the Company and such net cash proceeds are excluded from clause (iii)(b) of the first paragraph above, then the application of such net cash proceeds as set forth in such clause
(iv)(b)(x) shall be deemed "substantially concurrent" if they are subsequently released for immediate application as contemplated by such clause (iv)(b)(x). In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

           In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv)(a), (iv)(b)(y),
(v), (vi) and (ix) (to the
extent remaining outstanding) above shall be included, without duplication, as Restricted Payments.

           Section 10.14.    Limitation on Transactions with Affiliates.

           The Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates (other than Affiliates that are not also Affiliates of the Company or any Wholly Owned Restricted Subsidiary) or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $5.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this
Section 10.14 hereof, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to the Company or the Restricted Subsidiaries, as the case may be, and, therefore, shall be permitted under this Section.

           Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, (iii) transactions among any of the Company or the Restricted Subsidiaries, on the one hand, and any of the ISPs, on the other hand, provided that (a) such transactions are in the ordinary course of business and are related to or in furtherance of an

Internet Service Business and (b) no 10% or more beneficial shareholder of Common Stock of the Company or officer or director of the Company shall beneficially own any Capital Stock of such ISP, (iv) dividends paid by the Company pursuant to and in compliance with Section 10.13 hereof, (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees, (vi) transactions contemplated by any of the Permitted Affiliate Agreements as in effect on the Issue Date and (vii) grants of customary registration rights with respect to securities of the Company.

           The Company will be required to use, or to cause each Restricted Subsidiary to use, its commercially reasonable best efforts to ensure that each person in which the Company or a Restricted Subsidiary makes an Investment that is an ISP at the time of the Investment at all times thereafter continues to meet the conditions and requirements of the definition of "ISP" in all material respects.

           Section 10.15.    Disposition of Proceeds of Asset Sales

           The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the following shall be treated as cash for purposes of this Section 10.15: (x) the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary from further liability ("assumed liabilities") and (y) the amount of any notes or other obligations that within 30 days of receipt, are converted into cash (to the extent of the cash received). The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from such Asset Sale to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in an Internet Service Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in an Internet Service Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

           When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, that aggregate principal amount of Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof on any purchase date, plus accrued and unpaid interest, if any, to any purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Offer Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

           Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for Purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                 (a)  that the Asset Sale Offer is being made pursuant to this
      Section 10.15 and that all Notes tendered into the Asset Sale Offer will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Offer Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                 (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

                 (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                 (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

                 (e) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                 (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

                 (h) the instructions that Holders must follow in order to tender their Notes; and

                 (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

           On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

           If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations.

           Section 10.16.    Limitation on Liens Securing Certain Indebtedness.

           The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon (i) any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of the Company that is not Subordinated Indebtedness, unless the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens, or (ii) the Escrow Account.

           Section 10.17.    Limitation on Business.

           The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in a business which is not substantially an Internet Service Business.

           Section 10.18. Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries.

           The Company will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to (i) any Subordinated Indebtedness or (ii) any Indebtedness of the Company that is not Subordinated Indebtedness (other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facility to the extent constituting Permitted Indebtedness), unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on a basis senior to any such Subordinated Indebtedness or pari passu with any such other Indebtedness referred to in clause (ii), as the case may be. Each guarantee created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

           Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary of the Company to any person that is not an Affiliate of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Company, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with Section 10.15 hereof.

           Section 10.19. Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries

           The Company (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and
(ii) will not permit any person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

           Section 10.20. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (in each case except as otherwise noted in the following clause (ii)) (i) any encumbrance or restriction in existence on the Issue Date, (ii) any encumbrance or restriction existing under agreements relating to an Investment in an ISP (which in the case of clauses (a) and (b) shall not be permitted in the case of ISPs that are Restricted Subsidiaries) to the extent consistent with past practice, (iii) customary non-assignment provisions, (iv) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (v) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (vi) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (v) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vii) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question and (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes and other Indebtedness that is solely an obligation of the Company, but, provided, further, that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary.

           Section 10.21.   Limitation on Designations of Unrestricted
                            Subsidiaries.

           The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

           (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

           (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (vii) or (ix) of the third paragraph of Section
      10.13 hereof, immediately after giving effect to such Designation, the Company would be able to incur $1.00 of Indebtedness under the proviso of
      Section 10.11 hereof; and

           (c) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

           In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.13 hereof for all purposes of this Indenture in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Section 10.13 and Section 10.14 hereof.

           The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

           (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

           (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

           All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

           Section 10.22.   Compliance Certificates and Opinions.

           Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Notes will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

           (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opin-ion as to whether such covenant or condition has been complied with; and

           (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

           Section 10.23.   Reports.

           For periods prior to the fiscal quarter ending June 30, 1998, the Company shall furnish without cost to each holder of Notes and file with the Trustee (i) within 135 days after the end of each fiscal year of the Company,
(x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form included in the Prospectus,
(y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-K with the SEC at such time; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flows) prepared in accordance with GAAP and substantially in the form included in this Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-Q with the SEC at such time. Whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each holder of Notes and file with the Trustee and file with the SEC, (a) beginning with the fiscal quarter ending June 30, 1998 (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period and (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (b) from and after August 15, 1998, any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.
Prior to such as the Company shall file with the SEC its first report on either of Form 10-K or Form 10-Q under the Exchange Act, the Company shall telephonically make its executive officers available to holders of Notes upon 10-days advance written request of holders of at least 10% of the aggregate principal amount of Notes outstanding at the time of such request.

           Section 10.24.   Limitations on Status as Investment Company.

           The Company will not and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded

           Section 10.25.   Ratings of the Notes.

           The Company will use its best efforts to obtain a rating for the Notes from each of Moody's (or any successor thereto) and S&P (or any successor thereto) within 18 months of the Issue Date.

           Section 10.26.   Escrow Account.

           The Company shall, on the date of this Indenture, enter into the Escrow Agreement and, pursuant thereto, shall place the Initial Escrow Amount in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes and the Trustee.

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

           Section 11.01.   Satisfaction and Discharge of Indenture.

           This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

           (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

           (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

           (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (iii) the Company has delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided, that such Opinion of Counsel may rely, as to matters of fact, upon an Officers' Certificate.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

           Section 11.02.   Application of Trust Money.

           Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                 ARTICLE TWELVE

                                   REDEMPTION

           Section 12.01.   Notices to the Trustee.

           If the Company elects to redeem Notes pursuant to Paragraph 3 of the Initial Notes or Paragraph 2 of the Exchange Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

           The Company shall notify the Trustee of any redemption at least 45 days before the Redemption Date by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

           Section 12.02.   Selection of Notes To Be Redeemed.

           In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the

Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

           The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

           Section 12.03.   Notice of Redemption.

           Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

           All notices of redemption shall identify the Notes to be redeemed and shall state:

           (a)  the Redemption Date;

           (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

           (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

           (d) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

           (f)  the CUSIP number, if any, relating to such Notes.

           Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

           Section 12.04.   Effect of Notice of Redemption.

           Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

           Section 12.05.   Deposit of Redemption Price.

           On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

           If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

           Section 12.06.   Notes Redeemed or Purchased in Part.

           Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

                                ARTICLE THIRTEEN

                            COLLATERAL AND SECURITY

           Section 13.01.   Escrow Agreement.

           (a) The due and punctual payment of the interest on the Notes when and as the same shall be due and payable on each Interest Payment Date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Escrow Agreement with respect to the Notes and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Notes, the Escrow Agreement will provide for the foreclosure by the Trustee of the net proceeds of the Escrow
Account.   Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee, predecessor trustees, and the Holders of Notes, superior to and prior to the rights of all third persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

           (b) The Escrow Agreement shall further provide that in the event a portion of the Notes has been retired by the Company, depending upon the amount available in the Escrow Account, funds representing the interest payments which have not previously been made on such retired Notes shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee.

           Section 13.02.   Recording and Opinions.

           (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

           (b)   The Company shall furnish to the Escrow Agent and the Trustee
on [         ], 199 , and on each [         ] thereafter until the date upon
which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either
(i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re- registering and refiling of all supplemental indentures, financing statements, continuation state-ments and other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

           Section 13.03.   Release of Collateral.

           (a) Subject to subsections (b), (c) and (d) of this Section 13.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

           (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 13.03(d) and Section 13.04.

           (c) At any time when a Default shall have occurred and be continuing and the maturity of the Notes issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 13.03(c) shall be effective as against the Holders of Notes, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) to the Trustee pursuant to Section 6(b) of the Escrow Agreement.

           (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

           Section 13.04.   Certificates of the Company.

           The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Section 6.01 and Section 6.03, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

           Section 13.05. Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement.

           Subject to the provisions of Section 6.01 and Section 6.03, the Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

           Section 13.06. Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.

           The Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

           Section 13.07.   Termination of Security Interest.

           Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, (ii) the payment in full of all obligations of the Company under this Indenture and the Notes, (iii) legal defeasance pursuant to Article Four and
(iv) covenant defeasance pursuant to Article Four, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                         VERIO INC.

                                         By:  /s/ Carla Hamre Donelson
                                              -------------------------------
                                              Name:  Carla Hamre Donelson
                                              Title: Vice President, General
                                                     Counsel and Secretary

                                         FIRST TRUST NATIONAL ASSOCIATION,
                                              as Trustee

                                         By:  /s/ Richard H. Prokosch
                                              -------------------------------
                                              Name:  Richard H. Prokosch
                                              Title: Trust Officer

                                                                     EXHIBIT A-1

                                 [FORM OF NOTE]

           THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF ACQUIRING THE









                                    A-1-1

SECURITIES FROM SUCH AN ACCREDITED INVESTOR, IS ACQUIRING SECURITIES HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $250,000), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.









                                    A-1-2

                                   VERIO INC.

                        ------------------------------

                    13 1/2% SENIOR NOTES DUE 2004, SERIES A

CUSIP No. __________
No. ___________                                                     $

           VERIO INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under this Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on June 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on June 15 and December 15 (each an "Interest Payment Date"), of each year, commencing on December 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in this Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the June 1 and December 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.









                                    A-1-3

           Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

           Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]









                                    A-1-4

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                   VERIO INC.

                                         By:
                                              -------------------------------
                                              Name:
                                              Title:

                                         By:
                                              -------------------------------
                                              Name:
                                              Title:


                            TRUSTEE'S CERTIFICATE

           This is one of the 13 1/2% Senior Notes due 2004, Series A, referred to in the within-mentioned Indenture.


                                         FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee

                                         By:
                                              -------------------------------
                                              Authorized Signatory











                                    A-1-5

                               [REVERSE OF NOTE]


           1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 13 1/2% Senior Notes due 2004, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in this Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 24, 1997, by and between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under this Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under this Indenture.

           All capitalized terms used in this Note which are defined in this Indenture and not otherwise defined herein shall have the meanings assigned to them in this Indenture.

           The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of this Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to this Indenture and the TIA for a statement of such terms.

           No reference herein to this Indenture and no provisions of this Note or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

           2. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall










                                    A-1-6
have the right to exchange this Note for 13 1/2% Senior Notes due 2004, Series B, of the Company (herein called the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph). The Holders of Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

           3.    Redemption.   The Notes will be redeemable, at the option of
the Company, in whole or in part, on or after June 15, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


           Year                              Percentage
           ----                              ----------
           2002. . . . . . . . . . . . . . . 106.75%
           2003. . . . . . . . . . . . . . . 100.00%


           Notwithstanding the foregoing, in the event that after the Issue Date and prior to June 15, 1999 the Company issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Company to Brooks or one or more Strategic Equity Investors for aggregate gross cash proceeds of $50.0 million or more (an "Equity Sale"), the Company may redeem, at its option, up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount of Notes from the net proceeds thereof at a redemption price equal to 113.5% of the principal amount of the Notes, together with accrued and unpaid interest to the date of redemption; provided that not less than $100.0 million aggregate principal amount of Notes is outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after such Equity Sale.

           4. Offers to Purchase. Sections 10.10 and 10.15 of this Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in this Indenture.







                                    A-1-7

           5. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in this Indenture.

           6. Defeasance. This Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

           7. Amendments and Waivers. This Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under this Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. This Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of this Indenture and certain past Defaults under this Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

           8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in this Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

           As provided in this Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York,





                                    A-1-8
or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

           10. GOVERNING LAW. THIS INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

           The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to:
Verio Inc., 9250 East Costilla Avenue, Suite 400, Englewood, Colorado 80112.









                                    A-1-9

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any Predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[  ]  (a)  this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.







                                    A-1-10
                                       or

[  ]  (b)  this Note is being transferred other than in accordance with (a)
           above and documents, including (i) a transferee certificate substantially in the form of Exhibit C to this Indenture in the case of a transfer to non-QIB Accredited Investors or (ii) a transferor certificate substantially in the form of Exhibit D to this Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and this Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.17 of this Indenture shall have been satisfied.

--------------------------------------------------------------------------------

Date:                  Your signature:
       --------------                  ----------------------------------
                                       (Sign exactly as your name appears
                                       on the other side of this Note)



                                       By:
                                          -------------------------------
                                          NOTICE:  To be executed
                                          by an executive officer

Signature Guarantee:
                     ----------------------------


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon










                                    A-1-11
the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------              -------------------------------
                                          NOTICE:  To be executed
                                                   by an executive officer










                                    A-1-12

                       OPTION OF HOLDER TO ELECT PURCHASE


           If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of this Indenture, check the appropriate box:

           Section 10.10 [   ]          Section 10.15 [   ]

           If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the amount:


                                $
                                  --------

Date:                  Your signature:
       --------------                  ----------------------------------
                                       (Sign exactly as your name appears
                                       on the other side of this Note)



                                       By:
                                          -------------------------------
                                          NOTICE:  To be executed
                                          by an executive officer

Signature Guarantee:
                     ----------------------------






                                    A-1-13

                                                                     EXHIBIT A-2

                                   VERIO INC.

                        ------------------------------

                    13 1/2% SENIOR NOTES DUE 2004, SERIES B

CUSIP No. __________

No. ___________                                                        $

           VERIO INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under this Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal
sum of _______________ Dollars on [             ], 2004, at the office or
agency of the Company referred to below, and to pay interest thereon on June 15 and December 15 (each an "Interest Payment Date"), of each year, commencing on December 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in this Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the June 1 and December 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.



                                    A-2-1

           Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

           Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]










                                    A-2-2

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                   VERIO INC.

                                         By:
                                              -------------------------------
                                              Name:
                                              Title:

                                         By:
                                              -------------------------------
                                              Name:
                                              Title:


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the 13 1/2% Senior Notes due 2004, Series B, referred to in the within-mentioned Indenture.


                                         FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee

                                         By:
                                              -------------------------------
                                              Authorized Signatory








                                    A-2-3

                               [REVERSE OF NOTE]

           1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 13 1/2% Senior Notes due 2004, Series B (herein called the "Unrestricted Notes"). The Notes are limited (except as otherwise provided in this Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 24, 1997, by and between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under this Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under this Indenture.

           All capitalized terms used in this Note which are defined in this Indenture and not otherwise defined herein shall have the meanings assigned to them in this Indenture.

           The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb) (the "TIA"), as in effect on the date of this Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to this Indenture and the TIA for a statement of such terms.

           No reference herein to this Indenture and no provisions of this Note or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

           2. Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, on or after June 15, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption










                                    A-2-4
date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


        Year                                            Percentage
        ----                                            ----------
        2002 . . . . . . . . . . . . . . . . . . . .      106.75%
        2003 . . . . . . . . . . . . . . . . . . . .      100.00%

           Notwithstanding the foregoing, in the event that after the Issue Date and prior to June 15, 1999 the Company issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Company to Brooks or one or more Strategic Equity Investors for aggregate gross cash proceeds of $50.0 million or more (an "Equity Sale"), the Company may redeem, at its option, up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount of Notes from the net proceeds thereof at a redemption price equal to 113.5% of the principal amount of the Notes, together with accrued and unpaid interest to the date of redemption; provided that not less than $100.0 million aggregate principal amount of Notes is outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after such Equity Sale.

           3. Offers to Purchase. Sections 10.10 and 10.15 of this Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in this Indenture.

           4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in this Indenture.

           5. Defeasance. This Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

           6. Amendments and Waivers. This Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under this Indenture at any time by the Company and the Trustee with the consent of









                                    A-2-5
the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. This Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of this Indenture and certain past Defaults under this Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

           7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in this Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

           As provided in this Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.









                                    A-2-6

           9. GOVERNING LAW. THIS INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

           The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to:
Verio Inc., 9250 East Costilla Avenue, Suite 400, Englewood, Colorado 80112.










                                    A-2-7

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to


--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                       Your signature:
     --------------------                    ----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)




                                             By:
                                                -------------------------------
                                                NOTICE:  To be executed
                                                by an executive officer

Signature Guarantee:
                    ------------------------









                                    A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of this Indenture, check the appropriate box:

           Section 10.10 [   ]          Section 10.15 [   ]

           If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the amount:

           $
            -----------

Date:                       Your signature:
     --------------------                    ----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)




                                             By:
                                                -------------------------------
                                                NOTICE:  To be executed
                                                by an executive officer

Signature Guarantee:
                    ------------------------








                                    A-2-9

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

           Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

           THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                           Form of Certificate To Be

                          Delivered in Connection with

                   Transfers to Non-QIB Accredited Investors

Verio Inc.
9250 East Costilla Avenue
Suite 400
Englewood, Colorado  80112

Ladies and Gentlemen:

           In connection with our proposed purchase of $     aggregate
principal amount of the 13 1/2% Senior Notes due 2004 (the "Notes" of Verio Inc. (the "Company"), we confirm that:

                 1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of original issue of the Notes and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to "foreign purchasers" (as defined below) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
      (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2),
      (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, the Trustee and the Transfer Agent and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

                 2. We are an Accredited Investor or a QIB purchasing Notes for our own account or for the account of one or more Accredited Investors, and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Notes for an indefinite period.

                 3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term





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
      shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rules 903 and 904 of Regulation S under the Securities Act.

                 4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

                 5. We are not purchasing the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of ERISA, except as may be permitted under ERISA and as described under "Notice to Investors" in the Offering Memorandum.

                 6. In the event that we purchase any Notes, we will acquire Notes having an outstanding principal amount of at least $250,000 for our own account and $250,000 for each account for which we are acting.

           We understand that the Trustee and the Transfer Agent will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.
We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

           We represent that you, the Company, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

           We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

           As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

           THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                                 Very truly yours,


                                                 (Name of Purchaser)



By:
   --------------------------------

Date:
     ------------------------------




           Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:





Name:
     ------------------------------

Address:
         --------------------------

                                                                       EXHIBIT D

                      Form of Certificate To Be Delivered

                          in Connection with Transfers

                            Pursuant to Regulation S

                                                                          ,
                                                       ------------------- -----

First Trust National Association
180 East 5th Street
St. Paul, Minnesota  55101
Attention:  Corporate Trust Department

           Re:   Verio Inc.
                 (the "Company") 13 1/2% Senior Notes due 2004
                 (the "Securities")

Ladies and Gentlemen:

           In connection with our proposed sale of $            aggregate
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

           (1) the offer of the Securities was not made to a person in the United States;

           (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

           (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

           (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

           (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                  Very truly yours,

                                  [Name of Transferor]

                                  By:
                                     ------------------------
                                     Authorized Signature









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